This slide is not for distribution in isolation and must be viewed in conjunction with the accompanying term sheet, product supplement, prospectus supplement and prospectus, which further describe the terms, conditions and risks associated with the notes.
JPMorgan Auto Callable Contingent Interest Notes linked to the Common Stock of
Macy'S Incoration, due September 24, 2014

The notes are designed for investors who seek a Contingent Interest Payment (i)
with respect to each Review Date (other than the final Review Date) for which the closing price of one share of the Reference Stock or (ii) with respect to the final Review Date for which the Final Stock Price is greater than or equal to the Interest Barrier.

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Trade Details/Characteristics
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Reference Stock                             The common stock, par value $0.01
                                            per share, of Macy'S Incoration (M)